Exhibit 10.89

Amendment No. 1 to
Securities Purchase Agreement
by and between
Cool Technologies, Inc. and KHIC LLC
dated August 24, 2016 (the "Agreement")

This amendment to the Agreement, dated May 30th, 2017, by and between Cool Technologies, Inc. (the "Company") and KHIC LLC (the "Buyer") (such amendment, the "Amendment") shall amend the Agreement as set forth below and all other terms of the Agreement shall remain in full force and effect.

In consideration for Company entering into this Amendment, Buyer shall pay to Company $100,000 upon the execution of this Amendment.

Section 3.a is hereby amended and restated as follows:

"Buyer Call Right. The Buyer shall have the full, unfettered, and unrestricted right, but not the obligation, by delivery of a written notice to the Company (the "Call Notice"), at any time prior to June 7, 2017 (the "Call Period"), to cause the Company to sell, and the Buyer to purchase the Call Shares and the Call Warrant (the "Call Right") at an aggregate purchase price of two hundred thousand dollars ($200,000) (the "Aggregate Call Price," and together with the Note Purchase Price and the Aggregate Put Price, each a "Purchase Price").

"The Seller's Rights. The Seller shall have the right to accelerate the timing of the "Call Right" in the first 30 days by sending written notice by either email or fax to the buyer to call the balance of $100,000 to be wired to the company within 3 days of notice."

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

KHIC LLC

By: /s/ Eric W. Hess
Name: Eric Hess
Title: Member and Secretary

COOL TECHNOLOGIES, INC.

By: /s/ Timothy Hassett
Name: Timothy Hassett
Title: Chairman and CEO